Exhibit 99.1

Battalion Oil Corporation Announces Third Quarter 2025 Financial and Operating Results

HOUSTON, TEXAS – November 13, 2025 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the third quarter of 2025.

Key Highlights

●	Generated third quarter 2025 sales volumes of 12,293 barrels of oil equivalent per day (“Boe/d”) (53% oil)
●	AGI facility remains out of service
●	Gas Production is being treated by third party
●	The Company has entered into an amendment of its existing credit facility allowing additional operational flexibility
●	The Company continues to pursue potential merger, acquisition and divestiture opportunities

Management Comments

Drilling and completion operations concluded in the West Quito Draw with two wells coming online and producing an average of 883 Boe/d over the first 120 days of production. Well operations yielded more than $1.1 million in savings per well across all phases compared to AFE. Both wells are still on choke while flowing back, confirming the significant inventory in the asset area.

The acid gas injection (“AGI”) facility ceased operations on August 11, 2025 and remains out of service. In response, we temporarily shut in a portion of our Monument Draw field and redirected our gas production to alternative gas processing options available in the immediate vicinity of our operations. Currently, we have brought most wells back online; however, approximately 1,600 barrels of oil per day remain shut-in across Monument Draw ready to flow to sales.

Results of Operations

Average daily net production and total operating revenue during the third quarter of 2025 were 12,293 Boe/d (53% oil) and $43.5 million, respectively, as compared to production and revenue of 12,076 Boe/d (52% oil) and $45.3 million, respectively, during the third quarter of 2024. The decrease in revenues in the third quarter of 2025 as compared to the third quarter of 2024 is primarily attributable to a $2.24 decrease per Boe in average realized prices (excluding the impact of hedges) partially offset by an approximate 217 Boe/d increase in average daily production. Excluding the impact of hedges, Battalion realized 98.3% of the average NYMEX oil price during the third quarter of 2025. Realized hedge gains totaled approximately $4.1 million during the third quarter of 2025.

Lease operating and workover expense was $11.69 per Boe in the third quarter of 2025 versus $11.56 per Boe in the third quarter of 2024. The increase in lease operating and workover expense per Boe year-over-year is primarily the result of increased water production from new wells yielding higher disposal costs. Gathering and other expenses were $9.02 per Boe in the third quarter of 2025 versus $11.20 per Boe in the third quarter of 2024. The decrease in gathering and other expenses per Boe is primarily related to progress made at the central production facilities yielding lower labor and repair costs as well as increased throughput and overall production volumes being treated by the AGI facility during 2025.  Although the

AGI facility ceased operations on August 11, 2025, we were able to secure treatment at alternative facilities. The AGI facility treated natural gas production from March 2024 to August 11, 2025. General and administrative expenses were $2.73 per Boe in the third quarter of 2025 compared to $3.46 per Boe in the third quarter of 2024. The decrease in general and administrative expenses for the third quarter of 2025 is primarily due to lower merger costs. Excluding non-recurring charges, general and administrative expenses would have been $2.44 per Boe in the third quarter of 2025 compared to $2.58 per Boe in the third quarter of 2024.

For the third quarter of 2025, the Company reported a net loss available to common stockholders of $15.0 million and a net loss of $0.91 per share available to common stockholders. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the third quarter of 2025 of $15.7 million or an adjusted diluted net loss of $0.96 per common share (see Reconciliation for additional information). Adjusted EBITDA during the third quarter ended September 30, 2025 was $18.9 million as compared to $13.5 million during the quarter ended September 30, 2024 (see Adjusted EBITDA Reconciliation table for additional information).

Liquidity and Balance Sheet

As of September 30, 2025, the Company had $213.8 million of term loan indebtedness outstanding and total liquidity made up of cash and cash equivalents of $50.5 million.

On November 12, 2025, the Company entered into the Second Amendment to the Second Amended and Restated Senior Secured Credit Agreement which provides total net leverage ratio and asset coverage ratio covenant relief through the fiscal quarter ended June 30, 2027.

For additional details on liquidity, financial position, and recent developments, please refer to Management’s Discussion and Analysis and Risk Factors included in Battalion’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 and its Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$38,325	$42,545	$114,316	$130,673
Natural gas	853	(2,588)	4,611	(2,660)
Natural gas liquids	4,208	5,145	14,420	15,704
Total oil, natural gas and natural gas liquids sales	43,386	45,102	133,347	143,717
Other	96	164	422	523
Total operating revenues	43,482	45,266	133,769	144,240

Operating expenses:
Production:
Lease operating	12,389	11,602	33,417	34,193
Workover and other	839	1,249	4,581	3,088
Taxes other than income	2,622	2,532	7,944	8,872
Gathering and other	10,199	12,442	33,157	41,854
General and administrative	3,085	3,854	10,065	11,265
Depletion, depreciation and accretion	13,522	12,533	40,541	38,771
Total operating expenses	42,656	44,212	129,705	138,043
Income from operations	826	1,054	4,064	6,197

Other income (expenses):
Net gain on derivative contracts	5,180	26,896	26,030	3,932
Interest expense and other	(6,741)	(6,322)	(20,010)	(19,809)
Total other (expenses) income	(1,561)	20,574	6,020	(15,877)
(Loss) income before income taxes	(735)	21,628	10,084	(9,680)
Income tax benefit (provision)	—	—	—	—
Net (loss) income	$(735)	$21,628	$10,084	$(9,680)
Preferred dividends	(14,279)	(9,321)	(34,369)	(23,539)
Undistributed earnings allocable to preferred stockholders	—	(6,732)	—	—
Net (loss) income available to common stockholders	$(15,014)	$5,575	$(24,285)	$(33,219)

Net (loss) income per share of common stock available to common stockholders:
Basic	$(0.91)	$0.34	$(1.48)	$(2.02)
Diluted	$(0.91)	$0.34	$(1.48)	$(2.02)
Weighted average common shares outstanding:
Basic	16,457	16,457	16,457	16,457
Diluted	16,457	16,523	16,457	16,457

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2025	December 31, 2024
Current assets:
Cash and cash equivalents	$50,455	$19,712
Accounts receivable, net	17,948	26,298
Assets from derivative contracts	15,077	6,969
Restricted cash	91	91
Prepaids and other	698	982
Total current assets	84,269	54,052
Oil and natural gas properties (full cost method):
Evaluated	885,656	816,186
Unevaluated	48,024	49,091
Gross oil and natural gas properties	933,680	865,277
Less: accumulated depletion	(536,664)	(497,272)
Net oil and natural gas properties	397,016	368,005
Other operating property and equipment:
Other operating property and equipment	4,677	4,663
Less: accumulated depreciation	(2,766)	(2,455)
Net other operating property and equipment	1,911	2,208
Other noncurrent assets:
Assets from derivative contracts	3,394	4,052
Operating lease right of use assets	1,014	453
Other assets	4,089	2,278
Total assets	$491,693	$431,048

Current liabilities:
Accounts payable and accrued liabilities	$63,037	$52,682
Liabilities from derivative contracts	1,863	12,330
Current portion of long-term debt	22,526	12,246
Operating lease liabilities	730	406
Total current liabilities	88,156	77,664
Long-term debt, net	186,230	145,535
Other noncurrent liabilities:
Liabilities from derivative contracts	4,752	6,954
Asset retirement obligations	20,592	19,156
Operating lease liabilities	309	84
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares	211,904	177,535
of $0.0001 par value authorized, issued and outstanding
at September 30, 2025 and December 31, 2024
Stockholders' equity:
Common stock: 100,000,000 shares of $0.0001 par value authorized;
16,456,563 shares issued and outstanding at September 30, 2025 and
December 31, 2024	2	2
Additional paid-in capital	254,539	288,993
Accumulated deficit	(274,791)	(284,875)
Total stockholders' (deficit) equity	(20,250)	4,120
Total liabilities, temporary equity and stockholders' equity	$491,693	$431,048

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Cash flows from operating activities:
Net (loss) income	$(735)	$21,628	$10,084	$(9,680)
Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Depletion, depreciation and accretion	13,522	12,533	40,541	38,771
Stock-based compensation, net	—	5	(109)	140
Unrealized gain on derivative contracts	(1,044)	(28,091)	(20,120)	(12,764)
Amortization/accretion of financing related costs	388	1,559	1,180	4,949
Accrued settlements on derivative contracts	613	(1,876)	76	(1,102)
Change in fair value of embedded derivative liability	—	42	—	(1,323)
Other	84	98	193	278
Cash flows from operations before changes in working capital	12,828	5,898	31,845	19,269
Changes in working capital	15,145	(10,970)	19,064	9,400
Net cash provided by (used in) operating activities	27,973	(5,072)	50,909	28,669

Cash flows from investing activities:
Oil and natural gas capital expenditures	(16,483)	(6,929)	(69,573)	(51,778)
Proceeds received from sale of oil and natural gas assets	—	—	—	7,015
Acquisition of oil and natural gas properties	—	—	—	(47)
Contract asset	—	58	—	(7,737)
Other operating property and equipment capital expenditures	—	(2)	(14)	(19)
Other	(5)	(7)	(375)	(20)
Net cash used in investing activities	(16,488)	(6,880)	(69,962)	(52,586)

Cash flows from financing activities:
Proceeds from borrowings	—	—	63,000	—
Repayments of borrowings	(5,651)	(12,530)	(11,329)	(52,383)
Debt issuance costs	—	—	(1,875)	—
Payment of debt financing costs	—	(46)	—	(175)
Proceeds from issuance of preferred stock	—	(68)	—	38,781
Merger deposit	—	—	—	10,000
Net cash (used in) provided by financing activities	(5,651)	(12,644)	49,796	(3,777)

Net increase (decrease) in cash, cash equivalents and restricted cash	5,834	(24,596)	30,743	(27,694)

Cash, cash equivalents and restricted cash at beginning of period	44,712	54,521	19,803	57,619
Cash, cash equivalents and restricted cash at end of period	$50,546	$29,925	$50,546	$29,925

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
Production volumes:
Crude oil (MBbls)	599	577	1,752	1,720
Natural gas (MMcf)	1,778	1,844	5,713	5,953
Natural gas liquids (MBbls)	236	227	680	751
Total (MBoe)	1,131	1,111	3,384	3,463
Average daily production (Boe/d)	12,293	12,076	12,396	12,639

Average prices:
Crude oil (per Bbl)	$63.98	$73.73	$65.25	$75.97
Natural gas (per Mcf)	0.48	(1.40)	0.81	(0.45)
Natural gas liquids (per Bbl)	17.83	22.67	21.21	20.91
Total per Boe	38.36	40.60	39.41	41.50

Cash effect of derivative contracts:
Crude oil (per Bbl)	$1.48	$(10.21)	$(1.42)	$(12.20)
Natural gas (per Mcf)	1.83	2.55	1.47	2.04
Natural gas liquids (per Bbl)	—	—	—	—
Total per Boe	3.66	(1.08)	1.75	(2.55)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$65.46	$63.52	$63.83	$63.77
Natural gas (per Mcf)	2.31	1.15	2.28	1.59
Natural gas liquids (per Bbl)	17.83	22.67	21.21	20.91
Total per Boe	42.02	39.52	41.16	38.95

Average cost per Boe:
Production:
Lease operating	$10.95	$10.44	$9.88	$9.87
Workover and other	0.74	1.12	1.35	0.89
Taxes other than income	2.32	2.28	2.35	2.56
Gathering and other	9.02	11.20	9.80	12.09
General and administrative, as adjusted (1)	2.44	2.58	2.50	2.55
Depletion	11.64	10.91	11.64	10.85

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$2.73	$3.46	$2.97	$3.25
Stock-based compensation:
Non-cash	—	-	(0.01)	(0.04)
Non-recurring charges and other:
Cash	(0.29)	(0.88)	(0.46)	(0.66)
General and administrative, as adjusted(2)	$2.44	$2.58	$2.50	$2.55

Total operating costs, as reported	$25.76	$28.50	$26.35	$28.66
Total adjusting items	(0.29)	(0.88)	(0.47)	(0.70)
Total operating costs, as adjusted(3)	$25.47	$27.62	$25.88	$27.96

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
As Reported:
Net (loss) income available to common stockholders - diluted (1)	$(15,014)	$5,587	$(24,285)	$(33,219)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$841	$(27,037)	$(21,485)	$(10,467)
Natural gas	(1,885)	(1,054)	1,365	(2,297)
Total mark-to-market non-cash charge	(1,044)	(28,091)	(20,120)	(12,764)
Change in fair value of embedded derivative liability	—	41	—	(1,323)
Non-recurring charges	324	978	1,546	2,299
Selected items, before income taxes	(720)	(27,072)	(18,574)	(11,788)
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	(720)	(27,072)	(18,574)	(11,788)

Net loss available to common stockholders, as adjusted (2)	$(15,734)	$(21,485)	$(42,859)	$(45,007)

Diluted net (loss) income per common share, as reported	$(0.91)	$0.34	$(1.48)	$(2.02)
Impact of selected items	(0.05)	(1.65)	(1.12)	(0.71)
Diluted net loss per common share, excluding selected items (2)(3)	$(0.96)	$(1.31)	$(2.60)	$(2.73)

Net cash provided by (used in) operating activities	$27,973	$(5,072)	$50,909	$28,669
Changes in working capital	(15,145)	10,970	(19,064)	(9,400)
Cash flows from operations before changes in working capital	12,828	5,898	31,845	19,269
Cash components of selected items	(289)	2,854	1,470	3,401
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (1)	$12,539	$8,752	$33,315	$22,670

(1)	Amount reflects net (loss) income available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 15, Earnings Per Share in our Form 10-K for the year ended December 31, 2024.
(2)	Net (loss) income per share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three months ended September 30, 2025 and 2024 were calculated based upon weighted average diluted shares of 16.5 million due to the net (loss) income available to common stockholders, excluding selected items.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024

Net (loss) income, as reported	$(735)	$21,628	$10,084	$(9,680)
Impact of adjusting items:
Interest expense	7,318	6,873	21,848	22,874
Depletion, depreciation and accretion	13,522	12,533	40,541	38,771
Stock-based compensation	—	5	48	140
Interest income	(503)	(509)	(1,846)	(1,844)
Unrealized gain on derivatives contracts	(1,044)	(28,091)	(20,120)	(12,764)
Change in fair value of embedded derivative liability	—	41	—	(1,323)
Non-recurring charges and other	324	978	1,546	2,299
Adjusted EBITDA(1)	$18,882	$13,458	$52,101	$38,473

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2025	June 30,2025	March 31, 2025	December 31, 2024

Net (loss) income, as reported	$(735)	$4,796	$6,023	$(22,202)
Impact of adjusting items:
Interest expense	7,318	7,341	7,189	6,135
Depletion, depreciation and accretion	13,522	13,939	13,080	14,155
Impairment of contract asset	—	—	—	18,511
Stock-based compensation	—	—	48	12
Interest income	(503)	(764)	(579)	(278)
Loss on extinguishment of debt	—	—	—	7,489
Unrealized (gain) loss on derivatives contracts	(1,044)	(7,248)	(11,828)	1,648
Change in fair value of embedded derivative liability	—	—	—	(761)
Merger Termination Payment	—	—	—	(10,000)
Non-recurring charges and other	324	73	1,149	3,310
Adjusted EBITDA(1)	$18,882	$18,137	$15,082	$18,019

Adjusted LTM EBITDA(1)	$70,120

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2024	June 30,2024	March 31, 2024	December 31, 2023

Net income (loss), as reported	$21,628	$(105)	$(31,203)	$32,688
Impact of adjusting items:
Interest expense	6,873	7,610	8,391	8,917
Depletion, depreciation and accretion	12,533	13,213	13,025	12,337
Stock-based compensation	5	36	99	161
Interest income	(509)	(634)	(701)	(525)
Unrealized (gain) loss on derivatives contracts	(28,091)	(4,434)	19,761	(45,403)
Change in fair value of embedded derivative liability	41	(436)	(928)	529
Non-recurring charges and other	978	384	937	1,268
Adjusted EBITDA(1)	$13,458	$15,634	$9,381	$9,972

Adjusted LTM EBITDA(1)	$48,445

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.